                         SEAVIEW VIDEO TECHNOLOGY, INC.
                         2003 EMPLOYEE STOCK OPTION PLAN

1.   Purposes

This 2003 Stock Option Plan (the "Plan") is intended to attract and retain the best available personnel for positions with Seaview Video Technology, Inc. or any of its subsidiary corporations (collectively, the "Company"), and to provide additional incentive to such employees and others to exert their maximum efforts toward the success of the Company. The above aims will be effectuated through the granting of certain stock options. Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section
422 of the Internal Revenue Code of 1986 (the "Code") or which are not
("Non-ISOs") intended to qualify as Incentive Stock Options thereunder. The term
"subsidiary corporation" shall, for the purposes of the Plan, be defined in the same manner as such term is defined in Section 424(f) of the Code and shall include a subsidiary of any subsidiary.

2.   Administration of the Plan

        (a)   The Plan shall be administered by the Board of Directors of the
              Company (the "Board of Directors"), as the Board of Directors may
              be composed from time to time, except as provided in subparagraph
              (b) of this Paragraph 2. The determinations of the Board of
              Directors under the Plan, including without limitation as to the matters referred to in this Paragraph 2, shall be conclusive. Any determination by a majority of the members of the Board of
              Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of
              Directors. Within the limits of the express provisions of the
              Plan, the Board of Directors shall have the authority, in its discretion, to take the following actions under the Plan:

                (i)   to determine the individuals to whom, and the time or
                      times at which, ISOs to purchase the Company's shares of
                      Common Stock, par value $.001 per share ("Common Shares"), shall be granted, and the number of Common Shares to be
                      subject to each ISO,

               (ii)   to determine the individuals to whom, and the time or
                      times at which, Non-ISOs to purchase the Common Shares,
                      shall be granted, and the number of Common Shares to be
                      subject to each Non-ISO,

              (iii)   to determine the terms and provisions of the respective
                      stock option agreements granting ISOs and Non-ISOs (which
                      need not be identical),

               (iv)   to interpret the Plan,

                (v)   to prescribe, amend and rescind rules and regulations
                      relating to the Plan, and

               (vi)   to make all other determinations and take all other
                      actions necessary or advisable for the administration of
                      the Plan. In making such determinations, the Board of
                      Directors may take into account the nature of the services rendered by such individuals, their present and potential
                      contributions to the Company's success and such other
                      factors as the Board of Directors, in its discretion,
                      shall deem relevant. An individual to whom an option has
                      bee granted under the Plan is referred to herein as an
                      "Optionee."

        (b)   Notwithstanding anything to the contrary contained herein, the
              Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least two members of the Board of Directors, and delegate to the Committee the authority of the
              Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers,
              privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the Plan, except that the power to appoint members of the
              Committee and to terminate, modify or amend the Plan shall be retained by the Board of Directors. In the event that any member of the Board of Directors is at any time not a "disinterested person," as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the Plan shall not be administered by the Board of Directors, and may only by
              administered by a Committee, all the members of which are
              disinterested persons, as so defined. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may discharge the Committee. A majority of the Committee shall constitute a quorum and all determinations shall be made by a majority of its members. Any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Members of the
              Committee shall not be eligible to participate in this Plan.

3.   Shares Subject to the Plan

The total number of Common Shares which shall be subject to ISOs and Non-ISOs granted under the Plan (collectively, "Options") shall be 12,500,000 in the aggregate, subject to adjustment as provided in Paragraph 8. The Company shall at all times while the Plan is in force reserve such number of Common Shares as will be sufficient to satisfy the requirements of outstanding Options. The
Common Shares to be issued upon exercise of Options shall in whole or in part be authorized and unissued or reacquired Common Shares. The unexercised portion of any expired, terminated or canceled Option shall again be available for the grant of Options under the Plan.

4.   Eligibility

        (a)   Subject to subparagraphs (b) and (c) of this Paragraph 4, Options may be granted to key employees, officers, directors or
              consultants of the Company, as determined by the Board of
              Directors.

        (b)   An ISO may be granted, consistent  with the other terms of the
              Plan, to an individual who owns (within the meaning of Sections
              422(b)(6) and 424(d) of the Code), more that ten (10%) percent of the total combined voting power or value of all classes of stock of the Company or a subsidiary corporation (any such person, a
              "Principal Stockholder") only if, at the time such ISO is granted, the purchase price of the Common Shares subject to the ISO is an amount which equals or exceeds one hundred ten percent (110%) of the fair market value of such Common Shares, and such ISO by its terms is not exercisable more than five (5) years after it is granted.

        (c)   A director or an officer of the Company who is not also an employee of the Company and consultants to the Company shall be eligible to receive Non-ISOs but shall not be eligible to receive
              ISOs.

        (d)   Nothing contained in the Plan shall be construed to limit the right to the Board of Directors to grant an ISO and Non-ISO concurrently under a single stock option agreement so long as each
              Option is clearly identified as to its status. Furthermore, if an
              Option has been granted under the Plan, additional Options may be granted from time to time to the Optionee holding such Options, and Options may be granted from time to time to one or more employees, officers or directors who have not previously been granted Options.

        (e)   To the extent that the grant of an Option results in the aggregate fair market value (determined at the time of grant) of the Common
              Shares (or other capital stock of the Company or any subsidiary)
              with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company and subsidiary corporation) to exceed
              $100,000, such Options shall be treated as a Non-ISO. The
              provisions of this subparagraph (e) of Paragraph 4 shall be construed and applied in accordance with Section 422(d) of the
              Code and the regulations, if any, promulgated thereunder.

5.   Terms of Options

The term of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

        (a)   The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (or in the case of the grant of an ISO to a Principal Stockholder, not less that 110% of fair market value) of such Common Shares at the time such Option is granted. Such fair market value shall be determined by the
              Board of Directors and, if the Common Shares are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the mean of the highest and lowest trading prices or of the high bid and low asked prices of the Common Shares on such exchange, or on the over-the-counter market as reported by the NASDAQ system or the National Quotation
              Bureau, Inc., as the case may be, on the day on which the ISO is granted or, if there is no trading or bid or asked price on that day, the mean of the highest and lowest trading or high bid and low asked prices on the most recent day preceding the day on which the ISO is granted for which such prices are available.

        (b)   The purchase price of the Common Shares subject to each Non-ISO shall not be less than 85% of the fair market value of such Common
              Shares at the time such Option is granted. Such fair market value shall be determined by the Board of Directors in accordance with subparagraph (a) of this Paragraph 5. The purchase price of the
              Common Shares subject to each Non-ISO shall be determined at the time such Option is granted.

        (c)   The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted.

        (d)   The expiration of each Option shall be fixed by the Board of
              Directors, in its discretion, at the time such Option is granted;
              however, unless otherwise determined by the Board of Directors at the time such Option is granted, an Option shall be exercisable for ten (10) years after the date on which it was granted (the
              "Grant Date"). Each Option shall be subject to earlier termination as expressly provided in Paragraph 6 hereof or as determined by the Board of Directors, in its discretion, at the time such Option is granted.

        (e)   Options shall be exercised by the delivery by the Optionee thereof to the Company at its principal office, or at such other address as may be established by the Board of Directors, of written notice of the number of Common Shares with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such Common Shares. Payment for such Common Shares may be made (as determined by the Board of Directors) (i) in cash, (ii)
              by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by a promissory note issued by the Optionee in favor of the Company in the amount equal to such purchase price and payable on terms prescribed by the Board of Directors, which provides for the payment of interest at a fair market rate, as determined by the
              Board of Directors, (iv) by delivery of capital stock to the
              Company having a fair market value (determined on the date of exercise in accordance with the provisions of subparagraph (a) of this Paragraph 5) equal to said purchase price, or (v) by any combination of the methods of payment described in clauses (i)
              through (iv) above.

        (f)   An Optionee shall not have any of the rights of a stockholder with respect to the Common Shares subject to his Option until such shares are issued to him upon the exercise of his Option as provided herein.

        (g)   No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

6.   Death or Termination of Employment

        (a)   If employment or other relationship of an Optionee with the
              Company shall be terminated voluntarily by the Optionee and without the consent of the Company or for "Cause" (as hereinafter defined), and immediately after such termination such Optionee shall not then be employed by the Company, any Options granted to such Optionee to the extent not theretofore exercised shall expire forthwith. For purposes of the Plan, "Cause" shall mean "Cause" as defined in any employment agreement ("Employment Agreement")
              between Optionee and the Company, and, in the absence of an
              Employment Agreement or in the absence of a definition of "Cause"
              in such Employment Agreement, "Cause" shall mean (i) any continued
              failure by the Optionee to obey the reasonable instructions of the
              President or any member of the Board of Directors, (ii) continued
              neglect by the Optionee of his duties and obligations as an employee of the Company, or a failure to perform such duties and obligations to the reasonable satisfaction of the President or the
              Board of Directors, (iii) willful misconduct of the Optionee or other actions in bad faith by the Optionee which are to the detriment of the Company, including without limitation commission of a felony, embezzlement or misappropriation of funds or
              commission of any act of fraud or (iv) a breach of any material provision of any Employment Agreement not cured within 10 days after written notice thereof.

        (b)   If such employment or other relationship shall terminate other than (i) by reason of death, (ii) voluntarily by the optionee and without the consent of the Company, or (iii) for Cause, and immediately after such termination such Optionee shall not them be employed by the Company, any Options granted to such Optionee may be exercised at any time within three months after such
              termination, subject to the provisions of subparagraph (d) of this
              Paragraph 6. After such three-month period, the unexercised
              Options shall expire. For the purposes of the Plan, the retirement of an Optionee either pursuant to a pension or retirement plan adopted by the Company or on the normal retirement date prescribed from time to time by the Company, and the termination of
              employment as a result of a disability (as defined in Section 22(e)
              (3) of the Code) shall be deemed to be a termination of such
              Optionee's employment or other relationship other than voluntarily by the Optionee or for Cause.

        (c)   If an Optionee dies (i) while employed by, or engaged in such other relationship with, the Company or (ii) within three months after the termination of his employment or other relationship other than voluntarily by the Optionee and without the consent of the Company or for Cause, any options granted to such Optionee may be exercised at any time within twelve months after such
              Optionee's death, subject to the provisions of subparagraph (d) of this Paragraph 6. After the three month period, the unexercised
              Options shall expire.

        (d)   An Option may not be exercised pursuant to this paragraph 6 except to the extent that the Optionee was entitled to exercise the
              Option at the time of termination of employment or Such other relationship, or death, and in any event may not be exercised after the expiration of the earlier of (i) the term of the option or (ii) ten (10) years from the date the Option was granted, or five (5) years from the date an ISO was granted if the optionee was a Principal Stockholder at that date.

7.   Leave of Absence.

For purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such temporary employment by the United States or any state government) shall be considered as remaining in the employ of the
Company for 90 days or such longer period as shall be determined by the Board of
Directors.

8.   Option Adjustments.

        (a)   The aggregate number and class of shares as to which Options may be granted under the Plan, the number and class shares covered by each outstanding Option and the exercise price per share thereof
              (but not the total price), and all such Options, shall each be proportionately adjusted for any increase decrease in the number of issued Common Shares resulting from split-up spin-off or consolidation of shares or any like Capital adjustment or the payment of any stock dividend.

        (b)   Except as provided in subparagraph (c) of this Paragraph 8, upon a merger, consolidation, acquisition of property or stock, separation, reorganization (other than a merger or reorganization of the Company in which the holders of Common Shares immediately prior to the merger or reorganization have the same proportionate ownership of Common Shares in the surviving corporation
              immediately after the merger or reorganization) or liquidation of the Company, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for their Common
              Shares, any Option granted hereunder shall terminate, but, provided that the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his
              Option in whole or in part whether or not the vesting requirements set forth in the stock option agreement have been satisfied.

        (c)   If the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their
              Common Shares in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization
              (other than a merger or reorganization of the Company in which the holders of Common Shares immediately prior to the merger or reorganization have the same proportionate ownership of Common
              Shares in the surviving corporation immediately after the merger or reorganization), all options granted hereunder shall terminate in accordance with the provision of subparagraph (b) of this
              Paragraph 8 unless the of Directors and the corporation issuing the Exchange Stock in their sole and arbitrary discretion and subject to any required action by the stockholders of the Company and such corporation, agree that all such Options granted
              hereunder are converted into options to purchase shares of
              Exchange Stock. The amount and price of such options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common
              Shares receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The vesting schedule set forth in the stock option agreement shall continue to apply to the options granted for the Exchange Stock.

        (d)   All adjustments  pursuant to this Paragraph 8 shall be made by the
              Board of Directors and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

9.   Further Conditions of Exercise.

        (a)   Unless prior to the exercise of an Option the Common Shares issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the
              "Securities Act"), and there is then in effect a prospectus filed as part of such registration statement meeting the Requirements of
              Section 10(a)(3) of the Securities Act, the notice of exercise with respect to such Option shall be accompanied by a
              representation or agreement of the individual exercising the
              Option to the Company to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other, documentation as may be required by the Company, unless, in the opinion of counsel to the
              Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

        (b)   Anything in the Plan to the contrary notwithstanding, the Company shall not be obligated to issue or sell any Common Shares until they have been listed on each securities exchange on which the
              Common Shares may then be listed and until and unless, in the opinion of counsel to the Company, the Company may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. The Company shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.

10.  Termination, Modification and Amendment

        (a)   The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no Option shall be granted after termination of the Plan.

        (b)   The Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the
              Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of
              Nevada.

        (c)   The Board of Directors of the Company may at any time terminate the Plan or from time to time make such modifications or
              amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not (i) modify or amend the Plan in any way that would disqualify any ISO issued pursuant to the
              Plan as an Incentive Stock Option or (ii) without approval by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware, increase (except as provided by Paragraph 8) the maximum number of Common Shares as to which Options may be granted under the Plan or change the class of persons eligible to Options under the Plan.

        (d)   No termination, modification or amendment of the Plan may
              adversely affect the rights conferred by any Options the consent of the Optionee thereof.

11.  Effectiveness of the Plan

The Plan shall become effective upon adoption by the Board of Directors. The
Plan shall be subject to approval by the

affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon within one year following adoption of the Plan by the Board of Directors, and all Options granted prior to such approval shall be subject thereto. In the event such approval is withheld, the Plan and all Options which may have been granted thereunder shall become null and void.

12.  Not a Contract of Employment

Nothing contained in the Plan or in any stock option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of, or in another relationship with, the relationship with, the Company.

13.  Miscellaneous

        (a)   Nothing contained in the Plan or in any stock option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of, or other relationship with, the
              Company.

        (b)   If an Option has been granted under the Plan, additional Options may be granted from time to time to the Optionee, and Options may be granted from time to time to one or more individuals who have not previously been granted options.

        (c)   Nothing contained in the Plan shall be construed to limit the right of the Company to grant options otherwise than under the
              Plan in connection with the acquisition of the business and assets of any corporation, firm, person or association, including options granted to employees thereof who become employees of the Company, nor shall the provisions of the Plan be to limit the right of the
              Company to grant options Otherwise than under the Plan for other proper corporate purposes.

        (d)   The Company shall have the right to require the Optionee to pay the Company the cash amount of any taxes the Company is required to withhold in connection with the exercise of an Option.

        (e)   No award under this Plan shall be taken into account in
              determining an Optionee's compensation for purposes of an employee benefit plan of the Company.